Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

MURCO TRANSPORT COMPANY

(Incorporated under the Laws of Delaware)

WE, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, being Title 8, Chapter 1 of the Delaware Code of 1953 effective February 12, 1953 as amended and supplemented, do hereby certify as follows:

FIRST: The name of the corporation shall be MURCO TRANSPORT COMPANY (hereinafter called the “Company”).

SECOND: The principal office of the Company in the State of Delaware is to be located in the City of Wilmington, County of New Castle. The Name of its resident agent is The Corporation Trust Company, whose address is No. 100 West Tenth Street, Wilmington 99, Delaware.

THIRD: The nature of the business of the Company and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all of the things herein mentioned, as fully and to the same extent as natural persons might or could do in any part of the world:

(a) To carry out all phases of the business of treating, liquefying or otherwise preparing for market, marketing, bartering, exchanging, processing, dealing in, trading, buying and selling, storing or otherwise acquiring and disposing of oil of any and all kinds and grades, gasoline, petroleum, carbon and hydrocarbon products, ammonia, sulphur, asphalt, bitumen and bituminous substances of all kinds, chemicals, petrochemicals, fertilizers, and the elements, constituents, products, by-products, mixtures, combinations, compounds and blends thereof;

(b) To carry out all phases of the business of treating, liquefying or otherwise preparing for market, marketing, bartering, exchanging, processing, dealing in, trading, buying and selling, storing or otherwise acquiring and disposing of gas, either natural or artificial, and the elements, constituents, products, by-products, mixtures, combinations, compounds and blends thereof;

(c) To obtain by contract or concession, purchase or otherwise acquire, own, develop, operate, lease, mortgage, create liens upon, deal in, sell, lease, or otherwise dispose of any and all lands, real property, leases, concessions, licenses, grants, rights of way, land patents, franchises, deposits, water rights, wells, mines, quarries, claims, easements, tenements, hereditaments and interests of every description and nature whatsoever;

(d) To engage in any kind of manufacturing business and to manufacture, produce, buy, lease or otherwise acquire, own, operate, install, service, import, export, sell, lease or otherwise dispose of and generally to trade and deal in and with any and all kinds of raw materials and personal property of every kind, used or capable of being used for any purpose whatever;

(e) To build, purchase, lease or otherwise acquire, own, develop operate, mortgage, create liens upon, deal in, sell, lease or otherwise dispose of any and all means of transportation and transportation systems, including cars, tank cars, pipe lines, transmission and distribution lines, pumping and compressing stations, terminals, conveyor systems, railroads, canals, aircraft, tankers and other vessels and ships of any kind, and any and all related facilities;

(f) To transport by any and all means of transportation and transportation systems as a common carrier and/or private carrier oil of any and all kinds and grades, gasoline, petroleum, carbon and hydrocarbon products, ammonia, sulphur, asphalt, bitumen and bituminous substances of all kinds, chemicals, petrochemicals, fertilizers, and the elements, constituents, products, by-products, mixtures, combinations, compounds and blends thereof, gas, either natural or artificial, and the elements, constituents, products, by-products, mixtures, combinations, compounds and blends thereof; and any and all kinds of raw material and personal property of every kind, used or capable of being used for any purpose whatever;

(g) To build, purchase, lease or otherwise acquire, own, develop, operate, mortgage, create liens upon, deal in, sell, lease, or otherwise dispose of any and all kinds of buildings, warehouses, power plants, waterworks, tanks and other storage facilities, machinery of all kinds, property, real or personal, of every kind and description, piers, docks, repair shops, telegraph and telephone facilities, radio facilities, housing irrigation systems, sewage and sanitary systems, and any and all facilities, connections, installations, things or property, real and personal of every kind and description, connected with, incidental to, necessary, suitable, useful, convenient or appertaining to any or all of the foregoing purposes and powers of the Company or any of its businesses and activities;

(h) To acquire and use, develop and operate, sell, assign, grant licenses or territorial rights in respect to or otherwise to turn to account or dispose of any copyrights, trademarks, trade names, brands, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise;

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(i) To borrow money and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every kind and description;

(j) To loan to any person, firm or corporation any of its surplus funds either with or without security;

(k) To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise, use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations, to merge or consolidate with any corporation in such manner as may be permitted by law, to aid in any manner any corporation whose stocks, bonds, or other obligations are held or in any manner guaranteed by the Company, or in which the Company is in any way interested, and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds, or other obligations, and while owner of any such stock, bonds, or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon, to guarantee the payment of dividends upon any stock, or the principal or interest or both of any bonds or other obligations, and the performance of any contracts;

(l) To purchase or otherwise acquire shares of its own capital stock, bonds, notes, debentures or other obligations, and to sell or otherwise dispose of or retire the same, provided that the Company shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the Company and provided further that the shares of its own capital stock belonging to the Company shall not be voted directly or indirectly;

(m) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid purposes. objects or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which the Company is organized.

The business or purpose of the Company is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

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The enumeration herein of the objects and purposes of the Company shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Company is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect or impliedly by the reasonable construction of the said laws.

FOURTH: The total number of shares of stock which the Company shall have authority to issue is 50,000 shares and the par value of each of such shares is $10. All such shares are designated Common Stock and are of one and the same class and have full voting powers and equal rights of participation in dividends and assets of the Company.

FIFTH: The minimum amount of capital with which the Company will commence business is $1,000.

SIXTH: The name and place of residence of each of the incorporators is as follows:

Name	Residence
L. Russell Marks	404 East Fifteenth Street El Dorado, Arkansas

C. H. Murphy, Jr.	Calion Highway El Dorado, Arkansas

J. A. O’Connor, Jr.	510 East Faulkner Street El Dorado, Arkansas

SEVENTH: The existence of the Company is to be perpetual.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

NINTH: The number of directors of the Company shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws, but shall not be less than three. Election of directors need not be by ballot unless the by-laws so provide.

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In furtherance, and not in limitation of the powers conferred by law, the board of directors is expressly authorized

(a) To make, alter and amend the by-laws of the Company, but any by-law so made, altered or amended by the board of directors may be altered, amended or repealed by the stockholders; to fix and vary the amount of the profits of the Company to be reserved for any proper purpose; to authorize and cause to be executed mortgagee and liens upon any part of the property of the Company provided it be less than substantially all; to determine whether any, and if any, what part, of the annual net profits of the Company or of its net assets IDS excess of its capital shall be declared as dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital;

(b) To establish bonus, profit sharing, stock option, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the Company and to fix the amount of the annual profits to be distributed or shared and to determine the persons to participate in any such plans and the amount of their respective participations;

(c) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

TENTH: The stockholders and board of directors shall have power, if the by-laws so provide, to hold their meetings and to keep the books of the Company (except such as are required by the law of the State of Delaware to be kept in Delaware) and documents and papers of the Company outside the State of Delaware.

ELEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

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corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TWELFTH: No contract or other transaction between the Company and any other corporation and no other act of the Company with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Company are pecuniarily, or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Company individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he individually or as a member of such firm or association is such a party or so interested and the extent of such interest shall be disclosed or shall have been known to a majority of the whole board of directors present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Company who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were such director or officer of such other

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corporation or not so interacted. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

THIRTEENTH: Each director and each officer (and his heirs, executors and administrators) shall be indemnified by the Company against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be a party by reason of his being or having been a director or officer of the Company or, at its request, of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director or officer at the time of imposing or incurring such expenses), except in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct; in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

FOURTEENTH: Each officer, director, or member of any committee designated by the board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the board of directors or by any such committee or in relying in good faith upon other records of the Company.

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FIFTEENTH: The Company hereby reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders directors and officers are subject to this reserved power.

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IN WITNESS WHEREOF, we have hereunto set our hands and seals the 14th day of February, 1961.

/s/ L. Russell Marks	(L.S.)
(L. Russell Marks)

/s/ C.H. Murphy, Jr.	(L.S.)
(C.H. Murphy, Jr.)

/s/ (J.A. O’Connor, Jr.)	(L.S.)
(J.A. O’Connor, Jr.)

STATE OF ARKANSAS	)
) ss.:
COUNTY OF UNION	)

Be it remembered that on this 14th day of February, A.D., 1961, personally came before me, Wilma Byrns Meek, a Notary Public in and for the County and State aforesaid, L. RUSSELL MARKS, C. H. MURPHY, JR. and J. A. O’CONNOR, JR., parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

Given under my hand and seal of office the day and year aforesaid.

By:	/s/ Wilma Byrns Meek
(Wilma Byrns Meek)

My Commission expires:

April 11, 1964

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

MURCO TRANSPORT COMPANY, a corporation organised and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting day convened and held, adopted the following resolution:

“RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Company that Article Third, Subparagraphs (a), (b), (c) and (g) of the Certificate of Incorporation be amended as follows:

“(a) To carry out all phases of the business of drilling, boring and exploring for, producing, manufacturing, treating, refining, liquefying or otherwise preparing for market, transporting, marketing, dealing in, buying and selling, storing or otherwise disposing of oil of any and all kinds and grades, gasoline, petroleum, carbon and hydrocarbon products, ammonia, sulphur, asphalt, bitumen and bituminous substances of all kinds, chemicals, petrochemicals, fertilizers, and the elements, constituents, products, by-products, mixtures, combinations, compounds and blends thereof;

“(b) To carry out all phases of the business of drilling, boring and exploring for, producing, manufacturing, refining, liquefying or otherwise preparing for market, transporting, marketing, dealing in, buying and selling, storing or otherwise disposing of gas, either natural or artificial, and the elements, constituents, products, by-products, mixtures, combinations, compounds and blends thereof;

“(c) To obtain by contract or concession, purchase or otherwise acquire, own, develop, explore, operate, lease, mortgage, create liens upon, deal in, sell, lease or otherwise dispose of any and all lands, real property, mining claims, mineral rights, oil and gas wells, leases, concessions, licenses, royalty interests, grants, rights of way, land patents, franchises, deposits, water rights, wells, mines, quarries, claims, easements, tenements, hereditaments and interests of every description and nature whatsoever;

“(g) To build, purchase, lease or otherwise acquire, own, develop, operate, mortgage, create liens upon, deal in, sell, lease or otherwise dispose of any and all kinds of plants, factories, buildings, refineries, filling stations, warehouses, power plants, waterworks, tanks and other storage facilities, machinery of all kinds, property, real or personal, of every kind and description, piers, docks, repair shops, telegraph and telephone facilities, radio facilities, housing, irrigation systems, sewage and sanitary systems, and any and all facilities, connections, installations things or property, real and personal of every kind and description, connected with, incidental to, necessary suitable, useful, convenient or appertaining to any or all of the foregoing purposes and powers of the Company or any of its businesses and activities”.

SECOND: That the said amendments have been consented to and authorised by the holders of all of the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and filed with the corporation on the 26th day of November, 1963.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, Murco Transport Company has caused its corporate seal to be hereunto affixed and this certificate to be filed by J. A. O’Connor, Jr., its Vice President, and William J. Wynne, its Secretary, the 26th day of November, 1963.

By:	/s/ J. A. O’Connor, Jr
Vice President

By:	/s/ William J. Wynne
Secretary

STATE OF ARKANSAS	)
) ss.:
COUNTY OF UNION	)

Be It remembered that on this 16th day of November, A.D., 1963, personally came before me, Ann A. Ripley, a Notary Public in and for the County and State aforesaid, J. A. O’Connor, Jr., Vice President of Murco Transport Company, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said J. A. O’Connor, Jr., as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act said deed of said corporation; that the signatures of the said Vice President and Secretary of said corporation to said foregoing certificate are in the handwriting of the Vice President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Ann A. Ripley
Notary Public

My Commission expires:

November 18, 1967

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

MURCO TRANSPORT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

“RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article First of the Certificate of Incorporation be amended to read as follows:

“ ‘FIRST: The name of the corporation shall be MURPHY OIL TRADING COMPANY (hereinafter called the “Company”)’ ”.

SECOND: That the said amendment has been consented to and authorized by the holder of all of the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and filed with the corporation on the 11th day of January, 1966.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Murco Transport Company has caused its corporate seal to be hereunto affixed and this certificate to be filed by E. H. Haire, its Vice President, and Ann A. Ripley, its Assistant Secretary, this 13th day of January, 1966.

By:	/s/ E. H. Haire
Vice President

By:	/s/ Ann A. Ripley
Assistant Secretary

STATE OF ARKANSAS	)
) ss.:
COUNTY OF UNION	)

BE IT REMEMBERED that on this 13th day of January, A.D., 1966, personally came before me, Wilma Byrns Meek, a Notary Public in and for the County and State aforesaid, E. H. Haire, Vice President of MURCO TRANSPORT COMPANY, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said E. H. Haire, as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signature of the said Vice President and Assistant Secretary of said corporation to the said foregoing certificate are in the handwriting of the said Vice President and Assistant Secretary of said Company respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have whereunto set my hand and seal of office the day and year aforesaid.

/s/ Wilma Byrns Meek
Notary Public

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

MURPHY OIL TRADING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

“RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article First of the Certificate of Incorporation be amended to read as follows:

“ ‘First: The name of the corporation shall be MURPHY OIL TRADING COMPANY (EASTERN) (hereinafter called the “Company”).’ ”

SECOND: That the said amendment has been consented to and authorized by the holder of all of the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and filed with the corporation on the 11th day of February, 1970.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Murphy Oil Trading Company has caused its corporate seal to be hereunto affixed and this certificate to be filed by Paul C. Bilger, its Vice President, and Ann A. Ripley, its Assistant Secretary, this 13th day of February, 1970.

By:	/s/ Paul C. Bilger
Vice President

By:	/s/ Ann A. Ripley
Assistant Secretary

STATE OF ARKANSAS	)
) ss.:
COUNTY OF UNION	)

BE IT REMEMBERED that on this 13th day of February, A.D., 1970, personally came before me, Peggy S. Kauffman, a Notary Public in and for the County and State aforesaid, Paul C. Bilger, Vice President of MURPHY OIL TRADING COMPANY, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Paul C. Bilger, as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice President and Assistant Secretary of said corporation to the said foregoing certificate are in the handwriting of the said Vice President and Assistant Secretary of said Company respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation and that the facts stated in the foregoing certificate are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Peggy S. Kauffman
Notary Public